                                 AGREEMENT OF SALE

     The undersigned Limited Partner, and/or Assignee Holder or Unit Holder (the "Seller") does hereby sell, assign, transfer, convey and deliver (the "Sale") to Mercer Acquisition LLC, a Washington limited liability company ("Mercer" or the "Purchaser"), all of the Seller's right, title and interest in units of limited partnership interests including any rights attributable to claims, damages, recoveries, including recoveries from class action lawsuits, and causes of action accruing to the ownership of such units of limited partnership interests ("Units") in Synthetic Industries, L.P. (the "Partnership") being sold pursuant to this Agreement of Sale, including all exhibits attached hereto ("Agreement") and the Offer to Purchase dated May 4, 1999, (which together with this Agreement constitute the "Offer") for a purchase price of $50,000 per Unit, less (i) transfer fees in the amount of $3,750 per Unit, and (ii) the amount of any cash distributions declared or paid from any source by the Partnership with respect to the Units after May 4, 1999, without regard to the record date or whether such distributions are classified as a return on, or a return of, capital.

     The Offer applies to whole and fractional Units. The purchase price and transfer fees for fractional Units will be adjusted according to the percentage of a full Unit represented by the fractional Unit. For example the purchase price of a 1/2 Unit will be $25,000 (1/2 X $50,000), less transfer fees of $1,875 (1/2 X 3,750) and less the amount of any cash distributions declared or paid with respect to the 1/2 Unit after May 4, 1999.

     The Seller hereby represents and warrants to the Purchaser that the Seller owns such Units and, subject only to the approval rights of the Partnership's general partner (the "General Partner") pursuant to the Amended and Restated Limited Partnership Agreement dated November 11, 1986, as amended (the "Partnership Agreement"), has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser such Units. The Seller further represents and warrants that upon acceptance for payment by the Purchaser and the Purchaser's receipt of the General Partner's written approval of the Sale, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. Notwithstanding anything in this Agreement to the contrary, the Sale is subject to the conditions set forth in the Offer to Purchase, see "Section 12 Certain Conditions of the Offer," and Purchaser will not be required to accept for payment or pay for any Units not theretofore accepted for payment or paid for and may terminate or amend the Offer if such conditions, including receipt of the General Partner's written approval of the Sale, are not satisfied.

     The Seller further represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own beneficially or of record more than 5 percent of the outstanding Units.

     Such Sale shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Units under the Partnership Agreement. Upon the execution of this Agreement by the Seller and the Purchaser's receipt of the General Partner's written approval of the Sale, Purchaser shall have the right to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of such Units.

     Seller, by executing this Agreement, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent and attorney-in-fact with respect to the Units with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to
(i) execute, swear to, acknowledge, and file any document relating to the transfer of the ownership of the Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books maintained by the General Partner of the Partnership, or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of the Seller as a Unit Holder and/or Limited Partner of the Partnership, (ii) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units, (iii) deliver the Units and transfer ownership of the Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books, maintained by the Partnership's General Partner, (iv) endorse on the Seller's behalf any and all payments received by Purchaser from the Partnership for any period on or after May 4, 1999, which are made payable to the Seller, in favor of Purchaser, and (v) receive all benefits and distributions and amend the books and records of the Partnership, including Seller's address and record, to direct distributions to Purchaser as of the effective date of this Agreement and otherwise exercise all rights of beneficial ownership of the Units. Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

SELLER DOES HEREBY DIRECT AND INSTRUCT THE PARTNERSHIP AND THE GENERAL PARTNER IMMEDIATELY UPON THEIR RECEIPT OF THIS AGREEMENT OF SALE (i) TO AMEND THE BOOKS AND RECORDS OF THE PARTNERSHIP TO CHANGE THE SELLER'S ADDRESS OF RECORD TO MERCER ACQUISITION LLC, C/O MANAGER, 425 PIKE STREET, SUITE 600, SEATTLE, WA 98101, AND (ii) TO FORWARD ALL DISTRIBUTIONS AND ALL OTHER INFORMATION TO BE RECEIVED BY SELLER TO MERCER ACQUISTION LLC TO THE ADDRESS SET FORTH IN (i) ABOVE.

     Seller and Purchaser do hereby release and discharge the General Partner and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from all actions, causes of actions, claims or demands Seller or Purchaser have, or may have, against any such person that result from such party's reliance on this Agreement or any of the terms and conditions contained herein. Seller and Purchaser do hereby indemnify and hold harmless the Partnership and the General Partner and its affiliates and each of their respective officers, directors, shareholders, employees, and agents from and against all claims, demands, damages, losses, obligations, and responsibilities arising, directly or indirectly, out of a breach of any one or more of their respective representations and warranties set forth herein.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, the Seller will execute and deliver any additional documents deemed by the Purchaser or the Partnership to be necessary or desirable to complete the assignment, transfer and purchase of such Units. Mercer reserves the right to amend or extend the Offer at any time.

     The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding. The Seller agrees to complete the Substitute Form W-9 attached hereto as Exhibit A and return it to Chase Manhattan Trust Company, National Association (the "Depositary") with the executed Agreement.

     The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both. The Seller agrees to complete either the Individual's Certificate of Non-Foreign Status or Entity's Certificate of Non-Foreign Status, depending upon which is applicable, attached hereto as Exhibits B and C, respectively, and return it to the Depositary with the executed Agreement.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. Seller waives any claim that Washington or the Western District of Washington is an inconvenient forum, and waives any right to trial by jury.

     The undersigned Seller (including any joint owner(s)) owns and wishes to assign the number of Units set forth below. By its own or its Authorized Signatory's signature below, the Seller hereby assigns its entire right, title and interest to the Units to the Purchaser.

                                AGREEMENT OF SALE --

                                   EXECUTION PAGE

     By executing this Agreement the Seller hereby acknowledges to the General Partner that the Seller desires to withdraw as a Limited Partner as to the Units referenced herein and hereby directs the General Partner to take all such actions as are necessary to accomplish such withdrawal, and appoints the General Partner the agent and attorney-in-fact of the Limited Partner, to execute, swear to, acknowledge and file any document or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of the Limited Partner.

     IN WITNESS WHEREOF, the Limited Partner has executed, or caused its Authorized Signatory to execute, this Agreement.

                         _______________________________________________
                         Print Name of Limited Partner (as it appears on the Unit)

                         _______________________________________________
                         Print Name and Capacity of Authorized Signatory (if other than above)

_____________________________________   ____________________________________
Seller's Signature                      Joint Seller's Signature


MEDALLION GUARANTEE                     MEDALLION GUARANTEE
(Medallion Guarantee for EACH           (Medallion Guarantee for EACH Seller's
Seller's signature                       signature)


__________________  Investor I.D. Number
__________________  Home Telephone Number
__________________  Social Security/Tax ID No.
__________________  Date
__________________  Number of Units to be sold (Please indicate whether you are tendering fractional Units, e.g.  1/2 Unit, 1/4 unit.)
                                            OR
              / /   Check here if you wish to sell ALL of your Units

               YOU MUST MAIL EXECUTED ORIGINAL TO THE DEPOSITARY:
      (A self-addressed stamped envelope is enclosed for your convenience)
              Chase Manhattan Trust Company, National Association
                          1301 5th Avenue, Suite 3410
                               Seattle, WA 98101

  IF YOU NEED ANY HELP IN COMPLETING THE AGREEMENT OF SALE, PLEASE CALL CHASE
        MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION AT (206) 903-4906.

                                   EXHIBIT A

     SUBSTITUTE FORM W-9: Under the Federal Income Tax Law, a non-exempt Unit Holder is required to provide the Depositary with such Unit Holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 instructions for additional guidance on which number to report. FAILURE TO PROVIDE THE INFORMATION ON THE FORM MAY SUBJECT THE SURRENDERING UNIT HOLDER TO 31% FEDERAL INCOME TAX WITHHOLDING ON THE PAYMENT OF ANY CASH.

     The surrendering Unit Holder must check the box in Part III if a TIN has not been issued and the Unit Holder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Depositary is not provided with a TIN before payment is made, the Depositary will withhold 31% on all payments to such surrendering Unit Holders of any Cash consideration due for their former Units. Please review the enclosed Specific Instructions for additional details on what Taxpayer Identification Number to give the Depositary.

            PAYER:    CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION
--------------------------------------------------------------------------------
                         PART I - PLEASE PROVIDE YOUR   Social Security No.
 SUBSTITUTE FORM W-9     TIN IN THE SPACE AT THE RIGHT  or Employer
 DEPARTMENT OF THE       AND CERTIFY BY SIGNING AND     Identification No.
 TREASURY                DATING BELOW                   ___________________

 INTERNAL REVENUE
 SERVICE

 PAYER'S REQUEST FOR     PART II - For Payees exempt from backup    PART III
 TAXPAYER                withholding, see the enclosed Specific     AWAITING
 IDENTIFICATION NUMBER   Instructions.                              TIN :  / /
 (TIN)
--------------------------------------------------------------------------------
 CERTIFICATION - Under penalties of perjury, I certify that: (1) The Number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), AND (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
 CERTIFICATION INSTRUCTIONS - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).
 ALSO SEE INSTRUCTIONS IN THE ENCLOSED SPECIFIC INSTRUCTIONS.
--------------------------------------------------------------------------------
 PLEASE SIGN HERE  >           SIGNATURE ________________________ DATE ________
--------------------------------------------------------------------------------

Form W-9 (Rev. 12-96)
-------------------------------------------------------------------------------

SPECIFIC INSTRUCTIONS

NAME.--If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security
Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

     If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

     SOLE PROPRIETOR.--You must enter your INDIVIDUAL name as shown on your social security card. You may enter your business, trade, or "doing business as" name on the BUSINESS NAME line.

     OTHER ENTITIES.--Enter the business name as shown on required Federal tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or "doing business as" name on the business name line.

PART I--TAXPAYER IDENTIFICATION NUMBER (TIN)

You must enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see HOW TO GET A TIN below.

     If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, using your EIN may result in unnecessary notices to the requester.

NOTE: SEE THE CHART ON THIS PAGE FOR FURTHER CLARIFICATION OF NAME AND TIN COMBINATIONS.

HOW TO GET A TIN.--If you do not have a TIN, apply for one immediately. To apply for an SSN, get FORM SS-5 from your local Social Security
Administration office. Get FORM W-7 to apply for an ITIN or FORM SS-4 to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676).

     If you do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester. Other payments are subject to backup withholding.

NOTE: WRITING "APPLIED FOR" MEANS THAT YOU HAVE ALREADY APPLIED FOR A TIN OR THAT YOU INTEND TO APPLY FOR ONE SOON.

PART II--FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING

Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For more information on exempt payees, see the separate Instructions for the Requester of Form W-9.

     If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write "Exempt" in Part II, and sign and date the form.

     If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed FORM W-8, Certificate of Foreign Status.

PART III--CERTIFICATION

For a joint account, only the person whose TIN is shown in Part I should sign (when required).

     1. INTEREST, DIVIDEND, AND BARTER EXCHANGE ACCOUNTS OPENED BEFORE 1984 AND BROKER ACCOUNTS CONSIDERED ACTIVE DURING 1983. You must give your correct TIN, but you do not have to sign the certification.

     2. INTEREST, DIVIDEND, BROKER, AND BARTER EXCHANGE ACCOUNTS OPENED AFTER 1983 AND BROKER ACCOUNTS CONSIDERED INACTIVE DURING 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

      3. REAL ESTATE TRANSACTIONS. You must sign the certification. You may cross out item 2 of the certification.

      4. OTHER PAYMENTS. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

     5. MORTGAGE INTEREST PAID BY YOU, ACQUISITION OR ABANDONMENT OF SECURED PROPERTY, CANCELLATION OF DEBT, OR IRA CONTRIBUTIONS. You must give your correct TIN, but you do not have to sign the certification.

PRIVACY ACT NOTICE

Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interests, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws.

     You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

WHAT NAME AND NUMBER TO GIVE THE REQUESTER
-------------------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:               GIVE NAME AND SSN OF:
-------------------------------------------------------------------------------

 1.  Individual                         The individual

 2.  Two or more                        The actual owner of the
     individuals (joint                 account or, if combined
     account)                           funds, the first individual
                                        on the account(1)

 3.  Custodian account of               The minor(2)
     a minor (Uniform Gift
     to Minors Act)

 4.  a.  The usual                      The grantor-trustee(1)
         revocable savings
         trust (grantor is
         also trustee)

     b.  So-called trust                The actual owner(1)
         account that is not
         a legal or valid trust
         under state law

 5.  Sole proprietorship                The owner(2)

-------------------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:               GIVE NAME AND EIN OF:
-------------------------------------------------------------------------------

 6.  Sole proprietorship                The owner(3)

 7.  A valid trust, estate or           Legal entity(4)
     pension trust

 8.  Corporate                          The corporation

 9.  Association, club,                 The organization
     religious, charitable,
     educational, or other
     tax-exempt
     organization

10.  Partnership                        The partnership

11.  A broker or registered             The broker or nominee
     nominee

12.  Account with the                   The public entity
     Department of
     Agriculture in the name
     of a public entity (such
     as a state or local
     government, school
     district, or prison) that
     receives agricultural
     program payments
-------------------------------------------------------------------------------
(1)  List first and circle the name of the person whose number you furnish.
     If only one person on a joint account has an SSN, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN MORE THAN ONE NAME IS LISTED, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

                                      EXHIBIT B

                    INDIVIDUAL'S CERTIFICATE OF NON-FOREIGN STATUS

     1. Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required on my disposition of a U.S. real property interest, I,_______________________________, hereby certify the following:

     a.  I am not a nonresident alien for purposes of U.S. income taxation.

     b. My U.S. taxpayer identifying number or social security number is ___________, and;

     c.  My home address is _________________________________________
                            _________________________________________

     2. I understand that this Certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement I have made here could be punished by fine, imprisonment, or both.

     3. Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct, and complete.


Date:  _______________                       _______________________
                                             Transferor

STATE OF  _____________   )
                          ) SS
COUNTY OF _____________   )

     I HEREBY CERTIFY that on this day before me, an officer duly authorized in the State of ___________ and County of ______________ to take acknowledgments, personally appeared ________________, to me known to be the person described in and who executed the foregoing instrument and he or she acknowledged the execution thereof to be his or her free act and deed, for the uses and persons therein mentioned.

     WITNESS my hand and notarial seal, at the State and County aforesaid, this day of __________________.


                                             ________________________
                                             NOTARY PUBLIC
My commission expires on: _______________

                                     EXHIBIT C

                     ENTITY'S CERTIFICATE OF NON-FOREIGN STATUS

     1. Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ___________________, the undersigned hereby certifies under penalties of perjury the following on behalf of _____________________:

     a. ______________ is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended and Income Tax Regulations) nor a nonresident alien for U.S. income tax purposes;

     b. ________________'s U.S. employer identification number is _____________; and

     c.  ________________'s office address is _______________________________.

     2. _________________ understands that this Certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     3. Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this Document on behalf of __________________.

Date:  _______________                       _________________________
                                             (name of transferor)

                                        By:  ______________________
                                        Title:  _____________________
STATE OF  _____________________  )
                                 ) SS
COUNTY OF _____________________  )

     I HEREBY CERTIFY that on this day before me, an officer duly authorized in the State of _______________ and County of ____________ to take acknowledgments, personally appeared ___________________on behalf of ___________________, to me known to be the person described in and who executed the foregoing instrument and he or she acknowledged the execution thereof to be his or her free act and deed, for the uses and persons therein mentioned.

     WITNESS my hand and notarial seal, at the State and County aforesaid, this day of ___________.
                                             ______________________
                                             NOTARY PUBLIC
     My commission expires on: _______________

                     INSTRUCTIONS TO COMPLETE AGREEMENT OF SALE

                    ALL SIGNATURES MUST BE MEDALLION GUARANTEED

BENEFICIAL OWNER OF RECORD MUST:

1.  COMPLETE and SIGN the Execution Page of the Agreement of Sale.
     a.   Have your signature Medallion Guaranteed by your bank or broker.
     b.   Indicate number of Units owned and/or to be sold.

2. COMPLETE and SIGN the Substitute Form W-9 in the form attached as Exhibit A.

3. COMPLETE and SIGN the Certificate of Non-Foreign Status in the form attached as either Exhibit B or Exhibit C, as appropriate. You must have the Certificate of Non-Foreign Status notarized.

4. Return the Agreement (including the Execution Page), the Substitute Form W-9 and the Certificate of Non-Foreign Status to the Depositary in the envelope provided and send it to:

                Chase Manhattan Trust Company, National Association
                            1301 5th Avenue, Suite 3410
                                 Seattle, WA 98101

JOINT OWNERSHIP

Please have ALL owners of record sign the Execution Page and SEPARATELY Medallion Guarantee each signature. In addition, have ALL owners of record complete a Substitute Form W-9 and Certificate of Non-Foreign Status.

IRA/KEOGH

1. Beneficial owner must sign the Execution Page, Substitute Form W-9 and Certificate of Non-Foreign Status.

2. Provide Custodian information (i.e. Name, Company Name, Address, Phone No. and Account No.).

3.  Obtain the Medallion Guarantee of Custodian Signature.

DEATH

If any owner is deceased, please enclose a certified copy of Death Certificate. If Ownership is OTHER than Joint Tenants With Right of Survivorship, please provide Letter of Testamentary or Administration current within 60 days showing your beneficial ownership or executor capacity (in addition to copy of Death Certificate).

CORPORATION

Provide corporate resolution required showing authorized signatory.

TRUST, PROFIT SHARING OR PENSION PLAN

Provide title, signature, and other applicable pages of Trust Agreement showing authorized signatory.